HUBCO, INC.
                              1000 MacArthur Blvd.
                                Mahwah, NJ 07430
                                 (NASDAQ: HUBC)



AT THE COMPANY:                         AT THE FINANCIAL RELATIONS BOARD, INC.
Kenneth T. Neilson, Chairman            Kerry Thalheim/Regina Lenihan
Pres. & CEO - (201) 236-2631            675 Third Avenue
Joseph F. Hurley, Executive             New York, NY  10017
Vice President and CEO                  (212) 661-8030
(201) 236-6141

FOR IMMEDIATE RELEASE
February 5, 1998

   FOR IMMEDIATE RELEASE
   February 5, 1998

               HUBCO, INC. COMPLETES SECURITY NATIONAL BANK MERGER

   Mahwah, New Jersey, February 5, 1998--HUBCO, Inc. (NASDAQ:HUBC) today closed its acquisition of Security National Bank & Trust Company of New Jersey and the merger of Security National Bank into Hudson United Bank. With assets of $1.7 billion and 60 branches in Bergen, Essex, Hudson, Middlesex, Morris, Passaic, Somerset, and Union counties, Hudson United Bank is committed to its community banking structure while providing the technology and convenience of a much larger bank.

   For HUBCO, Inc. this merger, along with the pending acquisitions of Poughkeepsie Financial Corp., and MSB Bancorp, Inc. will establish HUBCO as a significant presence in the Tri-State region. Subsequent to closing all pending acquisitions, HUBCO will have total assets in excess of $4.5 billion and operate a network of 123 branch banking locations.

   HUBCO's bank subsidiaries offer a full array of innovative products and services to retail and commercial markets including imaged checking accounts, 24-hour telephone banking, loans by phone, alternative investments, insurance products, private label credit programs, trust services, and a wide variety of commercial loans and services including international services, cash management services, asset based loans and SBA loans.